EXHIBIT 32.1

CERTIFICATION OF
PRESIDENT AND TREASURER
PURSUANT TO
RULE 13a-14(b) OR 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. §1350)

In connection with the filing of the quarterly report of Sport Endurance, Inc.(the "Company") on Form 10-Q for the quarterly period ended May 31, 2010, as filed with the Securities and Exchange Commission on or about the date hereof to which this certification is attached as Exhibit 32 (the "Report") and pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Robert Timothy, President and Treasurer of the Company, hereby certifies that to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and,

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 16, 2010

In witness whereof, the undersigned have set their hands hereto as of the 16th day of July, 2010.

/s/ Robert Timothy
Robert Timothy
President and Treasurer

This certification is being furnished solely to accompany this quarterly report on Form 10-Q pursuant to 18 U.S.C. Section 1350, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language contained in such filing.